UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2011, StarTek, Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with David G. Durham, the Company’s former Executive Vice President, Chief Financial Officer and Treasurer pursuant to his previously announced termination of employment.  His employment with the Company ended on November 15, 2011 (the “Termination Date”).  Under the terms of the Agreement, Mr. Durham will be paid a lump sum payment of $210,000 (less applicable withholding) on July 1, 2012 and will be entitled to receive $350,000 of severance pay, in the form of salary continuation for twelve months payable on the Company’s regular payroll cycle beginning on the first regularly scheduled payroll date following the effective date of the Agreement.  Mr. Durham will also receive continued health care benefits for twelve months after his Termination Date.

The options granted to Mr. Durham during his tenure with the Company will vest in accordance with the terms and provisions of each option agreement that existed on the Termination Date.  As of the Termination Date, options to purchase an aggregate 228,635 shares had vested.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

10.1                           Separation Agreement by and between StarTek, Inc. and David G. Durham

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ Dave M. Gomez	Date: December 7, 2011
Dave M. Gomez
Senior Vice President, General Counsel and Secretary